Exhibit 4.5

                                                                  Execution Copy

                             FOURTH TERMS SUPPLEMENT

                                     TO THE

                                 TRUST AGREEMENT

                            DATED AS OF MAY 15, 1998

                                     between

                                    EMT CORP.
                                    as Issuer
                                       and

                          BANK ONE TRUST COMPANY, N.A.

                                   as Trustee

                            Dated as of April 1, 2000

                                    Securing

                                  $375,000,000

                  STUDENT LOAN ASSET-BACKED AUCTION RATE NOTES

                      2000 SENIOR SERIES A-10 through A-15
                                       and
                       2000 SENIOR SUBORDINATE SERIES B-2


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                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I.               DEFINITIONS                                           1
ARTICLE 11.              AUTHORIZATION, TERMS AND ISSUANCE                     9
       Section 2.1.      Authorization of 2000 Notes                           9
       Section 2.2.      Purposes                                              9
       Section 2.3.      Terms of 2000 Notes Generally                         9
       Section 2.4.      2000 Notes                                           10
       Section 2.5.      Series Interest Rate                                 14
       Section 2.6.      Additional Provisions Regarding the Series Interest
                         Rates on the 2000 Notes                              26
       Section 2.7.      Qualifications of Market Agent                       27
ARTICLE III.             DISTRIBUTIONS                                        27
       Section 3.1.      Distributions of Interest and Principal              27
       Section 3.2.      Selection of Notes to Receive Payments of Principal  28
ARTICLE IV.              MISCELLANEOUS                                        29
       Section 4.1.      Authority for This Fourth Terms Supplement           29
       Section 4.2.      Counterparts                                         29
       Section 4.3.      Fourth Terms Supplement Constitutes a Security
                         Agreement                                            29
       Section 4.4.      Governing Law                                        29
       Section 4.5.      Reports to Rating Agencies                           29
       Section 4.5.      Ratification of Trust Agreement                      29
       Section 4.7.      Recycling Period                                     29

                                       -i-

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                  FOURTH TERMS SUPPLEMENT, dated as of April 1, 2000 between EMT
CORP., an Indiana corporation (the "Issuer") acting through KEYBANK INDIANA,
N.A. not in its individual capacity but solely as eligible lender trustee (the "Eligible Lender Trustee") pursuant to a certain trust agreement, dated as of May 15, 1998, by and between the Issuer and the Eligible Lender Trustee (the "Eligible Lender Trust Agreement"), and BANK ONE TRUST COMPANY, N.A. (successor to NBD Bank, N.A.), a national banking association, duly established, existing and authorized to accept and execute trusts of the character herein set out under and by virtue of the laws of the United States of America, with its designated trust office in Indianapolis, Indiana, (the "Trustee"), as Trustee under a Trust Agreement dated as of May 15, 1998, as amended and supplemented to the date hereof including by this Fourth Terms Supplement, by and between the Issuer and such Trustee (the "Trust Agreement").

                              PRELIMINARY STATEMENT

         Sections 2.1 and 7.1 of the Trust Agreement provide, among other things, that the Issuer and the Trustee may enter into an instrument constituting a Supplemental Trust Agreement supplemental to the Trust Agreement for the purpose of authorizing one or more Series of Notes and to specify certain terms of such Series of Notes. The Issuer has duly authorized the execution and delivery of six Series of Senior Notes in an aggregate principal amount not to exceed $375,000,000 to be known as the Issuer's Student Loan Asset-Backed Auction Rate Notes, 2000 Senior Series A-10 in the aggregate principal amount of $70,000,000 (the "Series A-10 Notes"), 2000 Senior Series A-11 in the aggregate principal amount of $70,000,000 (the "Series A-11 Notes"), 2000 Senior Series A-12 in the aggregate principal amount of $70,000,000 (the "Series A-12 Notes"), 2000 Senior Series A-13 in the aggregate principal amount of $50,000,000 (the "Series A-13 Notes"), 2000 Senior Series A-14 in the aggregate principal amount of $50,000,000 (the "Series A-14 Notes") and 2000 Senior Series A-15 in the aggregate principal amount of $50,000,000 (the "Series A-15 Notes"). The Series A-10 Notes, Series A-11 Notes, Series A-12 Notes, Series A-13 Notes, Series A-14 Notes and Series A-15 Notes are referred to herein as the 2000 Senior Notes. The Issuer has also duly authorized the execution and delivery of a Series of Senior Subordinate Notes in an aggregate principal amount of $15,000,000 to be known as the Issuer's Student Loan Asset-Backed Auction Rate Notes 2000 Senior Subordinate Series B-2 (the "Series B-2 Notes" and, collectively with the 2000 Senior Notes, the "2000 Notes"). The Issuer and the Trustee are executing and delivering this Fourth Terms Supplement as a subsequent Supplemental Trust Agreement in order to provide for the 2000 Notes.

                                   ARTICLE I.

                                   DEFINITIONS

                  Capitalized terms used in this Fourth Terms Supplement and not otherwise defined herein shall have the meaning set forth for such term in the Trust Agreement.

                   "ALL HOLD Rate" means the Applicable LIBOR Rate less .20%.

                   "APPLICABLE LIBOR RATE" means, with respect to the Notes (i) for Auction Periods of 35 days or less, One-Month LIBOR, (ii) for Auction Periods of more than 35 days but


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less than 91 days, Three-Month LIBOR, (iii) for Auction Periods of more than 90 days but less than 181 days, Six-Month LIBOR, and (iv) for Auction Periods of more than 180 days, One-Year LIBOR. As used in this definition and otherwise herein, the terms "ONE-MONTH LIBOR," "THREE-MONTH LIBOR," "SIX-MONTH LIBOR" or "ONE-YEAR LIBOR" mean the rate of interest per annum equal to the rate per annum at which United States dollar deposits having a maturity of one-month, three months, six months or one year, respectively, are offered to prime banks in the London interbank market which appear on Telerate Page 3750 as of approximately 11:00 a.m., London time, on the Series Rate Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the Reuters Screen LIBOR Page. If at least two such quotations appear on Telerate Page 3750, One-Month LIBOR, Three-Month LIBOR, Six-Month LIBOR or One-Year LIBOR, respectively, will be the arithmetic mean (rounded upwards, if necessary, to the nearest one-hundredth of one percent) of such offered rates. If fewer than two such quotes appear, One-Month LIBOR, Three-Month LIBOR, Six-Month LIBOR or One-Year LIBOR, respectively, with respect to such Series Interest Period will be determined at approximately 11:00 a.m., London time, on such Series Rate Determination Date on the basis of the rate at which deposits in United States dollars having a maturity of one month, three months, six months or one year, respectively, are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Auction Agent or the Trustee, as applicable, and in a principal amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time. The Auction Agent or the Trustee, as applicable, are to request the principal London office of each of such banks to provide a quotation of its rate. If at least two quotations are provided, One-Month LIBOR, Three-Month LIBOR, Six-Month LIBOR or One-Year LIBOR, respectively, will be the arithmetic mean (rounded upwards, if necessary, to the nearest one-hundredth of one percent) of such offered rates. If fewer than two quotations are provided, One-Month LIBOR, Three-Month LIBOR, Six-Month LIBOR or One-Year LIBOR, respectively, with respect to such Series Interest Period will be the arithmetic mean (rounded upwards, if necessary, to the nearest one-hundredth of one percent) of the rates quoted at approximately 11:00 a.m., New York City time on such Series Rate Determination Date by three major banks in New York, New York selected by the Auction Agent or the Trustee, as applicable, for loans in United States dollars to leading European banks having a maturity of one month, three months, six months or one year, respectively, and in a principal amount equal to an amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, One-Month LIBOR, Three-Month LIBOR, Six-Month LIBOR or One-Year LIBOR, respectively, in effect for the applicable Series Interest Period will be One-Month LIBOR, Three-Month LIBOR, Six-Month LIBOR or One-Year LIBOR, respectively, in effect for the immediately preceding Series Interest Period.

                    "AUCTION" means the implementation of the Auction Procedures on an Auction Date.

                    "AUCTION AGENCY AGREEMENT" means the initial Auction Agency Agreement unless and until a substitute Auction Agency Agreement is entered into after which "Auction Agency Agreement' shall mean such substitute Auction Agency Agreement.
                                        2

                  "AUCTION AGENT" means Bankers Trust Company, a New York banking CORPORATION, its successors and assigns, as the initial Auction Agent under the initial Auction Agency Agreement unless and until a substitute Auction Agency Agreement becomes effective, after which "Auction Agent" shall mean the substitute Auction Agent.

                  "AUCTION AGENT FEE" has the meaning set forth in the Auction Agency Agreement.

                  "AUCTION AGENT FEE Rate" has the meaning set forth in the Auction Agency Agreement.

                  "AUCTION DATE" means, initially, April 26, 2000 with respect to the Series A-10 Notes, April 28, 2000 with respect to the Series A-11 Notes, May 11, 2000 with respect to the Series A-12 Notes, April 25, 2000 with respect to the Series A-13 Notes, April 26 2000 with respect to the Series A-14 Notes, April 25, 2000 with respect to the Series A-15 Notes and May 11, 2000 with respect to the Series B-2 Notes and thereafter, the Business Day immediately preceding the first day of each Auction Period for each respective Series, other than:

                    (a) with respect to any Series of Notes, each Auction Period commencing after the ownership of such Series of Notes is no longer maintained in Book-Entry Form by the Securities Depository;

                    (b) each Auction Period commencing after and during the continuance of a Payment Default; or

                    (c) each Auction Period commencing less than two Business Days after the cure or waiver of a Payment Default.

Notwithstanding the foregoing, the Auction Date for one or more Auction Periods may be changed pursuant to Section 2.5.6 of this Terms Supplement.

                    "AUCTION PERIOD" means, with respect to each Series of 2000 Notes, the Series Interest Period applicable to such Series of Notes during which time the related Series Interest Rate is determined pursuant to Section
2.5.1 hereof, which Auction Period (after the Initial Period for such Series) initially shall consist of 7 days with respect to the Series A-10 Notes and Series A-11 Notes and 28 days with respect to the Series A-12 Notes, Series A-13 Notes, Series A-14 Notes, Series A-15 Notes and Series B-2 Notes and may be adjusted pursuant to Section 2.5.6 hereof.

                    "AUCTION PERIOD ADJUSTMENT" means an adjustment to the Auction Period as provided in Section 2.5.6 hereof.

                    "AUCTION PROCEDURES" means the procedures set forth in
Section 2.5.1 hereof by which the Auction Rate is determined.

                                        3

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                   "AUCTION RATE" means the rate of interest per annum that
 results from implementation of the Auction Procedures and is determined as described in Section 2.5.1 (c)(ii) hereof.

                   "AUTHORIZED DENOMINATIONS" means, with respect to any Series of 2000 Notes, $50,000 and integral multiples of $50,000 in excess thereof.

                   "AVAILABLE 2000 NOTES" has the meaning set forth in Section
2.5.1 (c)(i)(A) hereof.

                    "BID" has the meaning set forth in Section 2.5.1 (a)(i) hereof.

                   "BID AUCTION RATE" has the meaning set forth in Section 2.5.1
(c)(i) hereof.

                   "BIDDER" has the meaning set forth in Section 2.5.l(a)(i) hereof.

                   "BOND EQUIVALENT YIELD" means, in respect of any security, the bond equivalent yield the rate for which is quoted in The Wall Street Journal on a bank discount basis, a yield (expressed as a percentage) for such security which appears on Telerate United States Treasury and Money Market Composite Page 0223, rounded up to the nearest one one-hundredth of one percent.

                   "BOOK-ENTRY FORM" or "BOOK-ENTRY SYSTEM" means a form or system under which (i) the beneficial right to principal and interest may be transferred only through a book entry, (ii) physical securities in registered form are issued only to a Securities Depository or its nominee as registered owner, with the securities "immobilized" to the custody of the Securities Depository, and (iii) the book entry is the record that identifies the owners of beneficial interests in that principal and interest.

                   "BROKER-DEALER" means Salomon Smith Barney Inc. with respect to the Series A-10, Series A-11, Series A- 12 and Series B-2 Notes, PaineWebber Incorporated with respect to the Series A-13 and Series A-14 Notes and Dain Rauscher Incorporated with respect to the Series A-15 Notes or any other broker or dealer (each as defined in the Securities Exchange Act of 1934, as amended), commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer set forth in the Auction Procedures that (a) is a Participant (or an affiliate of a Participant), (b) has been appointed as such by the Trustee pursuant to Section 2.5.5 hereof or the Issuer pursuant to the Trust Agreement and (c) has entered into a Broker-Dealer Agreement that is in effect on the date of reference.

                   "BROKER-DEALER AGREEMENT" means each agreement between the Auction Agent and a Broker-Dealer, and approved by the Issuer, pursuant to which the Broker-Dealer agrees to participate in Auctions as set forth in the Auction Procedures, as from time to time amended or supplemented. Each Broker-Dealer Agreement shall be in substantially the form of the Broker-Dealer Agreements dated as of April 1, 2000 between Bankers Trust Company, as Auction Agent, and the applicable Broker-Dealer.

                   "BROKER-DEALER FEE" has the meaning set forth in the Broker-Dealer Agreement.
                                       4
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                   "BROKER-DEALER FEE Rate" has the meaning set forth in the
applicable Broker-Dealer Agreement.

                    "BUSINESS DAY" means any day on which the New York Stock Exchange is open for trading and any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York or Indiana are authorized or obligated by law, regulation or executive order to remain closed.

                    "CLOSING DATE" means, with respect to the 2000 Notes, April 13, 2000, the date of initial issuance and delivery of the 2000 Notes hereunder.

                    "EXISTING NOTE OWNER" means (i) with respect to and for the purpose of dealing with the Auction Agent in connection with an Auction, a Person who is a Broker-Dealer listed in the Existing Note Owner Registry at the close of business on the Business Day immediately preceding such Auction and
(ii) with respect to and for the purpose of dealing with the Broker-Dealer in connection with an Auction, a Person who is a beneficial owner of Notes.

                    "EXISTING NOTE OWNER REGISTRY" means the registry of Persons who are owners of the Notes, maintained by the Auction Agent as provided in the Auction Agency Agreement.

                    "FINAL MATURITY DATE" means December 1, 2030 for each Series of 2000 Notes.

                    "FOURTH TERMS SUPPLEMENT" means this Fourth Terms Supplement, as from time to time amended or supplemented.

                    "HOLD ORDER" has the meaning set forth in Section 2.5.1
(a)(i) hereof.

                    "INTEREST RATE" means, with respect to a Series of 2000 Notes, the rate of interest per annum borne by such Series as of the time referred to, including, without limitation, the related Series Initial Rate and the related Series Interest Rate.

                    "MARKET AGENT" means Salomon Smith Barney Inc. with respect to the Series A-10 Notes, Series A-11 Notes, Series A-12 Notes and Series B-2 Notes, PaineWebber Incorporated with respect to the Series A-13 Notes and Series A-14 Notes and Dain Rauscher Incorporated with respect to the Series A- 15 Notes, in such capacity hereunder, or any successor to any of them in such capacity hereunder.

                    "MAXIMUM AUCTION RATE" means, with respect to a Series of Notes, (i) for Auction Periods of 35 days or less, either (A) One-Month LIBOR plus 1.50% (if both ratings assigned by the Rating Agencies to the Series of Notes, are "AAA") or (B) One-Month LIBOR plus 2.50% (if both of the ratings assigned by the Rating Agencies to the Series of Notes, are "AA-" or better) or
(C) One-Month LIBOR plus 3.50% (if any one of the ratings assigned by the Rating Agencies to the Series of Notes is less than "AA-" ) or (ii) for Auction Periods of greater than 35 days, either (X) the Applicable LIBOR Rate plus 1.50% (if both of the ratings assigned by the Rating Agencies to the Series of Notes are "AAA") or (Y) the Applicable LIBOR Rate plus 2.50% (if both ratings assigned by the Rating Agencies to the Series of Notes, are "AA-" or better) or (Z) the Applicable LIBOR Rate plus 3.50% (if any one of the ratings assigned by the Rating Agencies to the Series of Notes is less than "AA-"). For purposes of the Auction Agent and the Auction Procedures, the ratings referred to in this definition shall be the last ratings of which the Auction Agent has been given notice pursuant to the Auction Agency Agreement.

                    "NET LOAN RATE" means the rate of interest per annum (rounded to the next highest one one-hundredth of one percent) equal to the applicable United States Treasury Security Rate, plus 1.50% For Auction Periods of 180 days or less, the applicable United States Treasury Security Rate is for 91-day United States Treasury securities and for Auction Periods of more than 180 days, the applicable United States Treasury Security Rate is for one-year United States Treasury securities. The foregoing notwithstanding, if the Auction Rate shall exceed the Net Loan Rate computed as set forth above, the Net Loan Rate shall be re-computed to the rate of interest per annum (rounded to the next highest one one-hundredth of one percent) equal to (i) the weighted average interest rate of the Loans (after giving effect to all applicable interest subsidy payments special allowance payments, rebate fees on consolidation Loans and reductions pursuant to borrower incentives or similar programs, if any) as of the last day of the prior calendar quarter, less (ii) any applicable expenses (but in no event in an amount in excess of 1.5% of the principal amount of the Outstanding Notes) during such period. The prior sentence may be modified upon receipt of a Rating Confirmation. The latter method of calculating the Net Loan Rate shall only be applied if the rate so calculated is greater than the resultant rate in the second sentence hereof.

                    "NINETY-ONE DAY UNITED STATES TREASURY BILL RATE" means that rate of interest per annum equal to the Bond Equivalent Yield - 91-Day T-Bill on the 91-Day United States Treasury Bills sold at the last auction thereof that immediately precedes the Series Rate Adjustment Date for the Series of 2000 Notes to which the Net Loan Rate applies.

                    "NON-PAYMENT RATE" means One-Month LIBOR plus 1.50%.

                    "NOTE OWNERS" AUCTION RATE INTEREST CARRYOVER" means, as to any Series of Notes with respect to any Series Interest Period for which the Series Interest Rate for such Series Interest Period is the Net Loan Rate the amount equal to the excess, if any, of (a) the amount of interest on such Series of Notes that would have accrued in respect of the related Series Interest Period had interest been calculated based on the applicable Auction Rate over
(b) the amount of interest on such Series of Notes actually accrued in respect of such Series Interest Period at the Net Loan Rate, together with the unpaid portion of any such excess from prior Series Interest Periods (and interest accrued thereon to the extent permitted by law at the applicable rate calculated based on One-Month LIBOR); PROVIDED, HOWEVER, that, with respect to any Series of Notes, on the related Final Maturity Date the portion of the Note Owners' Auction Rate Interest Carryover allocable to such Series of Notes will be equal to the lesser of (i) the portion allocable to such Series of Notes of the Note Owners' Auction Rate Interest Carryover on such date determined as described above and (ii) the amount of funds, if any, required and available to be distributed with respect to such Series of Notes on such date pursuant to
Section 5.3(B) EIGHTH of the Trust Agreement.

                    "NOTICE OF FEE RATE CHANGE" means a notice of a change in the Auction Agent Fee Rate or the Broker-Dealer Fee Rate substantially in the form of Exhibit E to the Auction Agency Agreement.

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                    "ORDER" has the meaning set forth in Section 2.5.1 (a)(i)
hereof.

                    "PAYMENT DEFAULT" means, with respect to any Series of 2000 Notes, a default in the due and punctual payment of interest on or principal of a 2000 Note of such Series on the related Series Payment Date or Final Maturity Date, as applicable.

                   "RECORD DATE" means, with respect to a Series of 2000 Notes, one Business Day prior to the related Auction Date.

                   "REUTERS SCREEN LIBOR PAGE" means the display designated as page 'LIBOR' on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBOR page for the purposes of displaying London interbank offered rates of major banks).

                    "SELL ORDER" has the meaning set forth in Section 2.5.1
(a)(i) hereof.

                    "SENIOR NOTES" means Notes that are Senior Obligations such as the 2000 Senior Notes.

                    "SENIOR SUBORDINATE NOTES" means Notes that are Senior Subordinate Obligations such as the Series B-2 Notes.

                    "SERIES INITIAL PERIOD" means, as to a Series of 2000 Notes, the period commencing on the Closing Date and continuing through the day immediately preceding the Series Initial Rate Adjustment Date for such Series.

                    "SERIES INITIAL RATE" means the rates per annum for each Series of the 2000 Notes as set forth in the Exhibits to the Purchase Agreement.

                    "SERIES INITIAL RATE ADJUSTMENT DATE" means (i) with respect to the Series A-10 Notes, April 27, 2000, (ii) with respect to the Series A-11 Notes, April 29, 2000, (iii) with respect to the Series A-12 Notes, May 12, 2000, (iv) with respect to the Series A-13 Notes, April 26, 2000, (v) with respect to the Series A-14 Notes, April 27, 2000, (vi) with respect to the Series A-15 Notes, APRIL 26, 2000 and (vii) with respect to the Series B-2 Notes, May 12, 2000.

                    "SERIES INTEREST PERIOD" means, with respect to a Series of 2000 Notes, the applicable Series Initial Period and each period commencing on a Series Rate Adjustment Date for such Series and ending on the day before (i) the next Series Rate Adjustment Date for such Series or (ii) the Final Maturity Date of such Series, as applicable.

                    "SERIES INTEREST RATE" means each variable rate of interest per annum. borne by a Series of the 2000 Notes for each Auction Period and determined in accordance with the provisions of Sections 2.4 and 2.5 hereof; provided, however, that in the event of a Payment Default the Series Interest Rate shall equal the Non-Payment Rate; provided, further, however that such Series Interest Rate shall in no event exceed the Series Interest Rate Limitation.

                    "SERIES INTEREST RATE LIMITATION" means, with respect to each Series of 2000 Notes, a rate equal to 17.0% per annum.

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                    "SERIES PAYMENT DATE" means the day immediately following
each Auction Date for such Series, and on the maturity or redemption date thereof.

                    "SERIES RATE ADJUSTMENT DATE" means the date on which a Series Interest Rate is effective, and means, with respect to a Series of 2000 Notes, the date of commencement of each Auction Period.

                    "SERIES RATE DETERMINATION DATE" means, with respect to a Series of 2000 Notes, the Auction Date, or if no Auction Date is applicable to such Series, the Business Day immediately preceding the date of commencement of an Auction Period.

                    "SUBMISSION DEADLINE" means 1:00 p.m. eastern time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

                    "SUBMITTED BID" has the meaning set forth in Section 2.5.1
(c)(i) hereof.

                    "SUBMITTED HOLD ORDER" has the meaning set forth in Section
2.5.1 (c)(i) hereof.

                    "SUBMITTED ORDER" has the meaning set forth in Section 2.5.
(c)(i) hereof.


                    "SUBMITTED SELL ORDER" has the meaning set forth in Section
2.5.1 (c)(i) hereof.

                    "SUFFICIENT BIDS" has the meaning set forth in Section
2.5.1 (c)(i) hereof.

                    "TELERATE PAGE 3750" means the display page so designated on the [Telerate, Inc., formerly Dow Jones] Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

                    "UNITED STATES TREASURY SECURITY RATE" means, for purposes of calculating the Net Loan Rate applicable to the particular Notes, that rate of interest per annum equal to the Bond Equivalent Yield on the applicable United States Treasury Securities sold at the last auction thereof that immediately precedes the Series Rate Adjustment Date for such Notes.

                                   ARTICLE II.

                        AUTHORIZATION, TERMS AND ISSUANCE

                  SECTION 2.1. AUTHORIZATION OF 2000 NOTES. There is hereby authorized the borrowing of funds, and to evidence such borrowing there are hereby authorized six Series of Senior Notes, designated (i) the "EMT Corp. Student Loan Asset-Backed Auction Rate Notes, 2000 Senior Series A-10" in the aggregate principal amount of $70,000,000, (ii) the "EMT Corp. Student Loan Asset-Backed Auction Rate Notes, 2000 Senior Series A-11" in the aggregate principal amount of $70 000,000, (iii) the "EMT Corp. Student Loan Asset-Backed Auction Rate Notes, 2000 Series A-12" in the aggregate principal amount of $70,000,000, (iv) the "EMT Corp. Student Loan Asset-Backed Auction Rate Notes 2000 Senior Series A-13" in the aggregate principal amount of $50,000,000, (v) the "EMT Corp. Student Loan Asset-Backed Auction Rate Notes, 2000 Senior Series A-14" in the aggregate principal amount of $50,000,000,

 (vi) the "EMT Corp. Student Loan Asset-Backed Auction Rate Notes, 2000 Senior Series A-15" in the aggregate principal amount of $50,000,000 and (vii) the "EMT Corp. Student Loan Asset-Backed Auction Rate Notes, 2000 Senior Subordinate Series B-2" in the aggregate principal amount of $15,000,000.

                  SECTION 2.2. PURPOSES. The 2000 Notes are authorized to finance the acquisition by the Issuer of Loans and to make deposits to the trust Accounts required hereby.

                  SECTION 2.3. TERMS OF 2000 NOTES GENERALLY. The 2000 Notes shall be issued in fully registered form, in substantially the form set forth in Exhibit A hereof with such variations, omissions and insertions as may be required by the circumstances, as may be required or permitted by the Trust Agreement and this Fourth Terms Supplement, or be consistent with the Trust Agreement and this Fourth Terms Supplement and necessary or appropriate to conform to the rules and requirements of any governmental authority or any usage or requirement of law with respect thereto.

                  The 2000 Notes may be issued only in Authorized Denominations. The 2000 Notes shall be dated as of the Closing Date. Each Series of Notes shall mature on its Final Maturity Date. The Series A-10 Notes shall be numbered consecutively from 1 upwards with the prefix A-10 preceding each number. The Series A-11 Notes shall be numbered consecutively from 1 upwards with the prefix A- 11 preceding each number. The Series A-12 Notes shall be numbered consecutively from 1 upwards with the prefix A-12 preceding each number. The Series A-13 Notes shall be numbered consecutively from 1 upwards with the prefix A-13 preceding each number. The Series A-14 Notes shall be numbered consecutively from 1 upwards with the prefix A-14 preceding each number. The Series A-15 Notes shall be numbered consecutively from 1 upwards with the prefix A-15 preceding each number. The Series B-2 Notes shall be numbered consecutively from 1 upwards with the prefix B-2 preceding each number. The 2000 Notes shall be issued to a Securities Depository for use in a Book-Entry System in accordance with the provisions of Section 2.7 of the Trust Agreement.

                  Interest on each 2000 Note shall accrue on the Outstanding Amount of such 2000 Note until such 2000 Note has been paid in full or payment has been duly provided for, as the case may be, and shall accrue from the later of the initial date thereof or the most recent Note Interest Payment Date to which interest has been paid or duly provided for. Each 2000 Note shall bear interest at an interest rate determined in accordance with the provisions and subject to the limitations set forth herein, and interest on each Series of 2000 Notes shall be paid for the related Series Initial Period and each Series Interest Period for such Series thereafter on each applicable Series Payment Date.

                  Principal will be paid on the then Outstanding Series of 2000 Notes on each applicable Series Payment Date as set forth in Section 3.1 hereof. The Notes are subject to redemption, in whole or in part, at the option of the Issuer on the applicable Series Payment Date at a price of par plus accrued interest, upon not less than ten days prior written notice to the Owners of such Notes.

                  SECTION 2.4. 2000 NOTES. During the related Series Initial Period, each Series of 2000 Notes shall bear interest at the Series Initial Rate for such Series. Thereafter, except with respect to an Auction Period Adjustment, each of the Series A-10 Notes and Series A-11 Notes shall bear interest at a Series Interest Rate based on a 7-day Auction Period and each of the Series A-12 Notes, Series A-13 Notes, Series A-14 Notes, Series A-15 Notes and Series B-2 Notes shall bear interest at a Series Interest Rate based on a 28-day Auction Period.

                  For each Series of 2000 Notes during the Series Initial Period for such Series and each Auction Period thereafter, interest at the Series Interest Rate shall accrue daily and shall be computed for the actual number of days elapsed on the basis of a year consisting of 365/366 days, as applicable.

                  The Series Interest Rate to be borne by each Series of 2000 Notes after such Series Initial Period for each Auction Period prior to an Auction Period Adjustment, if any, shall be determined as herein described. Each such Auction Period shall commence on and include the day following the expiration of the immediately preceding Auction Period and terminate on and include the Auction Date for the next succeeding Auction Period, subject to adjustment as described below; provided, however, that in the case of the Auction Period that immediately follows the Series Initial Period for a Series of 2000 Notes, such Auction Period shall commence on the Series Initial Rate Adjustment Date for such Series.

                  The Series Interest Rate on each Series of 2000 Notes for each Auction Period shall be the lesser of the (i) Net Loan Rate in effect for such Auction Period and (ii) the Auction Rate in effect for such Auction Period as determined in accordance with Section 2.5.1 hereof; provided, however, that such Series Interest Rate shall in no event exceed the Series Interest Rate Limitation, and further provided that if, on any Series Rate Determination Date an Auction is not held for any reason, then the Series Interest Rate on such Series of 2000 Notes for the next succeeding Auction Period shall be the Net Loan Rate.

                  Notwithstanding the foregoing:

                  (a) if the ownership of a Series of 2000 Notes is no longer maintained in Book-Entry Form, the Series Interest Rate on the 2000 Notes of such Series for any Series Interest Period commencing after the delivery of certificates representing 2000 Notes of such Series pursuant to Section 2.15 of the Trust Agreement shall equal the lesser of (i) the Maximum Auction Rate and
(ii) the Net Loan Rate on the Business Day immediately preceding the first day of such subsequent Series Interest Period; or

                  (b) if a Payment Default shall have occurred, the Series Interest Rate on each Series of 2000 Notes of the Series Interest Period for such Series commencing on or immediately after such Payment Default, and for each Series Interest Period thereafter, to and including the Series Interest Period, if any, during which, or commencing less than two Business Days after such Payment Default is cured in accordance with this Fourth Terms Supplement, shall equal the applicable Non-Payment Rate on the first day of each such Series Interest Period.

                  In accordance with Section 2.5.1 (c) (11) hereof, the Auction Agent shall promptly give written notice to the Trustee of each Series Interest Rate (unless the Series Interest Rate is the Non-Payment Rate) and either the Auction Rate or the Net Loan Rate, as the case may be, when such rate is not the Series Interest Rate, applicable to each Series of 2000 Notes. The

 Trustee shall notify the Note Owners of 2000 Notes of the Series Interest Rate applicable to each such Series of 2000 Notes for each Auction Period on the second Business Day of such Auction Period.

                  Notwithstanding any other provision of the 2000 Notes or this Fourth Terms Supplement and except for the occurrence of a Payment Default, interest payable on each 2000 Note for an Auction Period shall never exceed for such Auction Period the amount of interest payable at the Net Loan Rate (subject to the Series Interest Rate Limitation) in effect for such Auction Period.

                  If the Auction Rate for a Series of 2000 Notes is greater than the Net Loan Rate, then the Series Interest Rate applicable to such Series of 2000 Notes for that Series Interest Period will be the Net Loan Rate. If the Series Interest Rate applicable to such Series of 2000 Notes for any Series Interest Period is the Net Loan Rate, the Trustee shall determine the Note Owners' Auction Rate Interest Carryover, if any, with respect to such 2000 Notes for such Series Interest Period. Such determination of the Note Owners' Auction Rate Interest Carryover shall be made separately for each Series of 2000 Notes. Note Owners' Auction Rate Interest Carryover shall bear interest calculated at a rate equal to One-Month LIBOR (as determined by the Auction Agent, provided the Trustee has received notice of One-Month LIBOR from the Auction Agent, and if the Trustee shall not have received such notice from the Auction Agent, then as determined by the Trustee) from the Series Payment Date for the Series Interest Period with respect to which such Note Owners' Auction Rate Interest Carryover was calculated, until paid. For purposes of this Fourth Terms Supplement any reference to "principal" or "interest" herein shall not include within the meaning of such words Note Owners' Auction Rate Interest Carryover or any interest accrued on any such Note Owners' Auction Rate Interest Carryover. Such Note Owners' Auction Rate Interest Carryover shall be separately calculated for each 2000 Note of such Series by the Trustee during such Series Interest Period in sufficient time for the Trustee to give notice to each Note Owner of such Note Owners' Auction Rate Interest Carryover as required in the next succeeding sentence. On the Series Payment Date for a Series Interest Period with respect to which such Note Owners' Auction Rate Interest Carryover for a Series of 2000 Notes has been calculated by the Trustee, the Trustee shall give written notice to each Note Owner of the applicable Series of the Note Owners' Auction Rate Interest Carryover applicable to each Note Owner's 2000 Note of such Series, which written notice may be included in any other written statement sent by the Trustee to such Note Owner and shall be mailed on such Series Payment Date by first-class mail, postage prepaid, to each such Note Owner at such Note Owner's address as it appears on the registration books maintained by the Registrar Such notice shall state, in addition to such Note Owners' Auction Rate Interest Carryover that, unless and until a 2000 Note of such Series has been paid in full or has been deemed no longer Outstanding (after which all accrued Note Owners' Auction Rate Interest Carryover (and all accrued interest thereon) that remains unpaid shall be cancelled and no Note Owners' Auction Rate Interest Carryover (and interest accrued thereon) shall be paid with respect to a 2000 Note of such Series), (i) the Note Owners' Auction Rate Interest Carryover (and interest accrued thereon calculated at a rate equal to One-Month LIBOR) shall be paid by the Trustee on a 2000 Note of such Series on the first occurring Series Payment Date for such Series for a subsequent Series Interest Period if and to the extent that (1) during such Series Interest Period no additional Note Owners' Auction Rate Interest Carryover is accruing on such Series of 2000 Notes and (2) moneys are available pursuant to the terms of this Fourth Terms Supplement in an amount sufficient to pay all or a portion of such Note Owners' Auction Rate Interest Carryover and (ii) interest shall accrue on the Note Owners' Auction Rate Interest Carryover at a rate equal to One-Month LIBOR until such Note Owners' Auction Rate Interest Carryover is paid in full or is cancelled.

                  Subject to the payment priorities set forth in Section 5.3(B) of the Trust Agreement, the Note Owners' Auction Rate Interest Carryover for a Series of 2000 Notes shall be paid by the Trustee on Outstanding 2000 Notes of such Series on the Series Payment Date for such Series following the first occurring Series Payment Date for a subsequent Series Interest Period if and to the extent that (i) during such Series Interest Period no additional Note Owners' Auction Rate Interest Carryover is accruing on such Series of 2000 Notes and (ii) moneys are available pursuant to the terms of this Fourth Terms Supplement in an amount sufficient to pay all or a portion of such Note Owners' Auction Rate Interest Carryover. Any Note Owners' Auction Rate Interest Carryover (and any interest accrued thereon) on any 2000 Note which is due and payable on a Series Payment Date on which such 2000 Note is to be paid in full or deemed no longer Outstanding under this Fourth Terms Supplement on said Series Payment Date shall be paid to the Note Owner thereof on said Series Payment Date to the extent that moneys are available therefor in accordance with the provisions of this Fourth Terms Supplement; provided, however, that any Note Owners' Auction Rate Interest Carryover (and any interest accrued thereon) which is not yet due and payable on said Series Payment Date shall be cancelled with respect to said 2000 Note that is to be paid in full or deemed no longer outstanding under this Fourth Terms Supplement on said Series Payment Date and shall not be paid on any succeeding Series Payment Date. To the extent that any portion of the Note Owners' Auction Rate Interest Carryover for a Series of 2000 Notes remains unpaid after payment of a portion thereof, such unpaid portion of the Note Owners' Auction Rate Interest Carryover shall be paid in whole or in part as required hereunder until fully paid by the Trustee on the next occurring Series Payment Date or Dates, as necessary, for a subsequent Series Interest Period or Periods for such Series if and to the extent that the conditions in the second preceding sentence are satisfied. On any Series Payment Date on which the Trustee pays only a portion of the Note Owners' Auction Rate Interest Carryover on a 2000 Note of such Series, the Trustee shall give written notice in the manner set forth in the immediately preceding paragraph to the Note Owner of such 2000 Note receiving such partial payment of the Note Owners' Auction Rate Interest Carryover remaining unpaid on such 2000 Note.

                  The Note Interest Payment Date in such subsequent Series Interest Period on which such Note Owners' Auction Rate Interest Carryover for a Series of 2000 Notes shall be paid shall be determined by the Trustee in accordance with the provisions of the immediately preceding paragraph, and the Trustee shall make payment of the Note Owners' Auction Rate Interest Carryover in the same manner as and from the same Account from which it pays interest on the 2000 Notes on a Series Payment Date.

                  In the event that the Auction Agent no longer determines, or fails to determine, when required, the Series Interest Rate with respect to a Series of 2000 Notes, or if for any reason such manner of determination shall be held to be invalid or unenforceable the Series Interest Rate for the next succeeding Series Interest Period, which Period shall be an Auction Period for such Series of 2000 Notes, shall be the Net Loan Rate as determined by the Trustee
                                       12

 (which is responsible for notifying the Auction Agent of such Net Loan Rate) for such next succeeding Auction Period.

                   SECTION 2.5. SERIES INTEREST RATE.

                   SECTION 2.5.1. DETERMINING THE INTEREST RATE.

                  By purchasing 2000 Notes, whether in an Auction or otherwise, each purchaser of the 2000 Notes, or its Broker-Dealer, must agree and shall be deemed by such purchase to have agreed (i) to participate in Auctions on the terms described herein, (ii) to have its beneficial ownership of the 2000 Notes maintained at all times in Book-Entry Form for the account of its Participant, which in turn will maintain records of such beneficial ownership and (iii) to authorize such Participant to disclose to the Auction Agent such information with respect to such beneficial ownership as the Auction Agent may request.

                  So long as the ownership of a Series of 2000 Notes is maintained in Book-Entry Form, an Existing Note Owner may sell, transfer or otherwise dispose of 2000 Notes of such Series only pursuant to a Bid or Sell Order placed in an Auction or otherwise sell, transfer or dispose of 2000 Notes through a Broker-Dealer; provided that, in the case of all transfers other than pursuant to Auctions, such Existing Note Owner, its Broker-Dealer or its Participant advises the Auction Agent of such transfer. Auctions shall be conducted on each Auction Date, if there is an Auction Agent on such Auction Date, in the following manner (such procedures to be applicable separately to each Series of the 2000 Notes):

                           (a) (i) Prior to the Submission Deadline on each
Auction Date relating to a Series of 2000 Notes:

                                    (A) each  Existing  Note  Owner  of  the
         applicable Series of 2000 Notes may submit to a Broker-Dealer by telephone or otherwise any information as to:

                                             (1) the principal  amount of
                  Outstanding 2000 Notes of such Series, if any, owned by such Existing Note Owner which such Existing Note Owner desires to continue to own without regard to the Series Interest Rate for the next succeeding Auction Period;

                                             (2) the principal amount of
                  Outstanding 2000 Notes of such Series, if any, which such Existing Note Owner offers to sell if the Series Interest Rate for the next succeeding Auction Period shall be less than the rate per annum specified by such Existing Note Owner; and/or

                                             (3) the principal  amount of
                  Outstanding 2000 Notes of such Series, if any, owned by such Existing Note Owner which such Existing Note Owner offers to sell without regard to the Series Interest Rate for the next succeeding Auction Period;

                  and

                                    (B) one or more  Broker-Dealers  may
          contact potential Note Owners to determine the principal amount of 2000 Notes of such Series which each potential Note Owner offers to purchase if the Series Interest Rate for the next succeeding Auction Period shall not be less than the rate per annum specified by such potential Note Owner.

                  The statement of an Existing Note Owner or a potential Note Owner referred to in (A) or (B) of this paragraph (i) is herein referred to as an "Order," and each Existing Note Owner and each potential Note Owner placing an Order is herein referred to as a "Bidder"; an order described in clause
(A)(1) is herein referred to as a "Hold Order"; an Order described in clauses
(A)(2) and (B) is herein referred to as a "Bid"; and an Order described in clause (A)(3) is herein referred to as a "Sell Order."

                                     (ii)    (A) Subject to the provisions of
          Section 2.5.1 (b) hereof, a Bid by an Existing Note Owner shall constitute an irrevocable offer to sell:

                                             (1) the principal  amount of
                  Outstanding 2000 Notes specified in such Bid if the Series Interest Rate determined as provided in this Section 2.5.1 shall be less than the rate specified therein; or

                                             (2) such principal  amount,  or
                  a lesser principal amount of Outstanding 2000 Notes to be determined as set forth in Section 2.5.1(d)(i)(D) hereof, if the Series Interest Rate determined as provided in this
                  Section 2.5.1 shall be equal to the rate specified therein; or

                                             (3) such principal  amount,  or
                  a lesser principal amount of Outstanding 2000 Notes to be determined as set forth in Section 2.5.1 (d)(ii)(C) hereof, if the rate specified therein shall be higher than the Series Interest Rate and Sufficient Bids have not been made.

                                    (B) Subject to the  provisions  of Section
         2.5.1 (b) hereof, a Sell Order by an Existing Note Owner shall constitute an irrevocable offer to sell:

                                             (1) the principal amount of
                  Outstanding 2000 Notes specified in such Sell Order; or

                                             (2) such principal  amount,  or
                  a lesser principal amount of Outstanding 2000 Notes set forth in Section 2.5.1 (d)(ii)(C) hereof, if Sufficient Bids have not been made.

                                    (C)  Subject to the  provisions  of
         Section 2.5.1 (b) hereof, a Bid by a potential Note Owner shall constitute an irrevocable offer to purchase:

                                             (1) the principal  amount of
                  Outstanding 2000 Notes specified in such Bid if the Series Interest Rate determined as provided in this Section 2.5.1 shall be higher than the rate specified in such Bid; or

                                              (2) such principal  amount, or
                   a lesser principal amount of Outstanding 2000 Notes set forth in Section 2.5.l(d)(i)(E) hereof, if the Series Interest Rate determined as provided in this Section 2.5.1 shall be equal to the rate specified in such Bid.

                           (b) (i) Each  Broker-Dealer  shall  submit  in
writing to the Auction Agent prior to the Submission Deadline of each Auction Date all Orders obtained by such Broker-Dealer and shall specify with respect to each such Order:

                                  (A) the name of the Bidder placing such Order;

                                  (B) the aggregate principal amount and Series
                   of 2000 Notes that are the subject of such Order;

                                  (C) to the extent that such Bidder is an
                   Existing Note Owner:

                                             (1) the principal amount and
                   Series of 2000 Notes, if any, subject to any Hold Order placed by such Existing Note Owner;

                                             (2) the principal  amount and
                   Series of 2000 Notes, if any, subject to any Bid placed by such Existing Note Owner and the rate specified in such Bid; and

                                             (3) the principal  amount and
                   Series of 2000 Notes, if any, subject to any Sell Order placed by such Existing Note Owner;

                   and

                                    (D) (i) to the  extent  such  Bidder is
                   a potential Note Owner, the rate specified in such potential Note Owner's Bid.

                                    (ii) If any rate  specified  in any Bid
         contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next higher one thousandth (.001) of one percent.

                                    (iii) If an Order or orders covering all
         Outstanding 2000 Notes of the applicable Series owned by an Existing Note Owner is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Existing Note Owner covering the principal amount of Outstanding 2000 Notes owned by such Existing Note Owner and not subject to an Order submitted to the Auction Agent.

                                    (iv) None of the Issuer,  the Trustee
         nor the Auction Agent shall be responsible for an failure of a Broker-Dealer to submit an Order to the Auction Agent on behalf of any Existing Note Owner or potential Note Owner.

                                    (v)      If any Existing Note Owner
         submits through a Broker-Dealer to the Auction Agent one or more Orders covering in the aggregate more than the principal amount of the Series of Outstanding 2000 Notes owned by such Existing Note Owner, such Orders shall be considered valid as follows and in the following order of priority:

                                    (A) All Hold Orders shall be considered
         valid, but only up to the aggregate principal amount of the Series of Outstanding 2000 Notes owned by such Existing Note Owner, and if the aggregate principal amount of the Series of 2000 Notes subject to such Hold Orders exceeds the aggregate principal amount of the Series of 2000 Notes owned by such Existing Note Owner, the aggregate principal amount of the Series of Notes subject to each such Hold Order shall be reduced pro rata so that the aggregate principal amount of the Series of 2000 Notes subject to such Hold Order equals the aggregate principal amount of the Series of Outstanding 2000 Notes owned by such Existing Note Owner.

                                    (B) (1) any Bid shall be considered valid up
                 to an amount equal to the excess of the principal amount of the Series of Outstanding 2000 Notes owned by such Existing Note Owner over the aggregate principal amount of the Series of 2000 Notes subject to any Hold Order referred to in clause (A) of this paragraph (v);

                                             (2)  subject to  subclause  (1)
                  of this clause (B), if more than one Bid with the same rate is submitted on behalf of such Existing Note Owner and the aggregate principal amount of the Series of Outstanding 2000 Notes subject to such Bids is greater than such excess, such Bids shall be considered valid up to an amount equal to such excess;

                                             (3)      subject to subclauses
                  (1) and (2) of this clause, (B) if more than one Bid with different rates are submitted on behalf of such Existing Note Owner, such Bids shall be considered valid first in the ascending order of their respective rates until the highest rate is reached at which such excess exists and then at such rate up to the amount of such excess; and

                                             (4) in any such event,  the
                  amount of Outstanding 2000 Notes, if any, subject to Bids not valid under this clause (B) shall be treated as the subject of a Bid by a potential Note Owner at the rate therein specified; and

                                    (C) All Sell  Orders  shall be  considered
         valid up to an amount equal to the excess of the principal amount of the Series of Outstanding 2000 Notes owned by such Existing Note Owner over the aggregate principal amount of the Series of 2000 Notes subject to Hold Orders referred to in clause (A) of this paragraph (v) and valid Bids referred to in clause (B) of this paragraph (v).

                                    (vi) If more than one Bid for a Series
         of 2000  Notes is  submitted  on behalf of any  potential
         Note Owner, each Bid submitted shall be a separate Bid with the rate and principal amount therein specified.

                                    (vii) An Existing Note Owner of a Series of
         2000 Notes that offers to purchase additional 2000 Notes of the same Series is, for purposes of such offer, treated as a potential Note Owner.

                                    (viii)  Any Bid or Sell  Order  submitted
         by an Existing Note Owner covering an aggregate principal amount of 2000 Notes not equal to an Authorized Denomination shall be rejected and shall be deemed a Hold Order. Any Bid submitted by a potential Note owner covering an aggregate principal amount of 2000 Notes not equal to an Authorized Denomination shall be rejected.

                                    (ix) Any Bid  specifying  a rate higher than
         the Maximum Auction Rate will (a) be treated as a Sell Order if submitted by an Existing Note Owner and (b) not be accepted if submitted by a potential Note Owner.

                                    (x) Any Bid  submitted  by an Existing
         Note Owner or a potential Note Owner specifying a rate lower than the All Hold Rate shall be treated as a Bid specifying the All Hold Rate.

                                    (xi)     Any Order submitted in an
          Auction by Broker-Dealer to the Auction Agent at the Submission Deadline on an Auction Date shall be irrevocable.

                           (c) (i) Not earlier than the  Submission  Deadline
on each Auction Date, the Auction Agent shall assemble all valid Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being herein referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order," and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders") and shall determine for the applicable Series of 2000 Notes:

                                    (A) the excess of the total  principal
         amount of Outstanding 2000 Notes of such Series over the sum of the aggregate principal amount of Outstanding 2000 Notes of such Series subject to Submitted Hold Orders (such excess being herein referred to as the "Available 2000 Notes" of such Series), and

                                    (B) from the Submitted Orders whether:

                                             (1) the aggregate  principal
                  amount of Outstanding 2000 Notes of such Series subject to Submitted Bids by potential Note Owners specifying one or more rates equal to or lower than the Maximum Auction Rate;

          exceeds or is equal to the sum of:

                                             (2) the aggregate  principal
                  amount of Outstanding 2000 Notes of such Series subject to Submitted Bids by Existing Note Owners specifying one or more rates higher than the Maximum Auction Rate; and

                                             (3) the aggregate  principal
                  amount of Outstanding 2000 Notes of such Series subject to submitted Sell Orders;

          (in the event such excess or such equality exists, other than because all of the Outstanding 2000 Notes of such Series are subject to Submitted Hold Orders, such Submitted Bids described in subclause (1) above shall be referred to collectively as "Sufficient Bids"; and

                                    (C) if Sufficient Bids exist, the "Bid
Auction Rate", which shall be the lowest rate specified in such Submitted Bids such that if:

                                             (1) (x) each  Submitted Bid
                  from Existing Note Owners  specifying  such lowest rate and
                  (y) all other Submitted Bids from Existing Note Owners specifying lower rates were rejected, thus entitling such Existing Note Owners to continue to own the principal amount of 2000 Notes subject to such Submitted Bids; and

                                             (2) (x) each such Submitted Bid
                  from potential Note Owners specifying such lowest rate and (y) all other Submitted Bids from potential Note Owners specifying lower rates were accepted;

          the result would be that such Existing Note Owners described in subclause (1) above would continue to own an aggregate principal amount of Outstanding 2000 Notes of the applicable Series which when added to the aggregate principal amount of Outstanding 2000 Notes of such Series to be purchased by such potential Note Owners described in subclause (2) above, would equal not less than the Available 2000 Notes of such Series.

                                    (ii)  Promptly  after  the  Auction
         Agent has made the determinations pursuant to Section 2.5.l(c)(i) hereof, the Auction Agent shall advise the Trustee of the Net Loan Rate, the Maximum Auction Rate and the All Hold Rate and the components thereof on the Auction Date and, based on such determinations, the Auction Rate for the next succeeding Series Interest Period for such Series of 2000 Notes as follows:

                                    (A) if Sufficient  Bids exist,  that the
         Auction Rate for the next succeeding Series Interest Period for such Series shall be equal to the Bid Auction Rate so determined;

                                    (B) if  Sufficient  Bids do not exist
         (other than because all of the Outstanding 2000 Notes of such Series are subject to Submitted Hold Orders), that the Auction Rate for the next succeeding Series Interest Period shall be equal to the Maximum Auction Rate, or

                                    (C) if all Outstanding 2000 Notes of
         such Series are subject to Submitted Hold Orders, that the Auction Rate for the next succeeding Series Interest Period shall be equal to the All Hold Rate.

                                    (iii)  Promptly after the Auction Agent
         has determined the Auction Rate, the Auction Agent shall determine and advise the Trustee of the applicable Series Interest Rate, which rate shall be the lesser of (a) the Auction Rate and (b) the Net Loan Rate; provided, however, that in no event shall the Series Interest Rate exceed the Series Interest Rate Limitation.

                           (d) Existing Note Owners of the  applicable
Series shall continue to own the principal amount of 2000 Notes of such Series that are subject to Submitted Hold Orders. If the Net Loan Rate is equal to or greater than the Bid Auction Rate and if Sufficient Bids have been received by the Auction Agent, the Bid Auction Rate will be the Series Interest Rate, and Submitted Bids and Submitted Sell Orders will be accepted or rejected and the Auction Agent will take such other action as described below in subparagraph
(i).

                  If the Net Loan Rate is less than the Auction Rate, the Net Loan Rate will be the Series Interest Rate. If the Auction Rate and the Net Loan Rate are both greater than the Series Interest Rate Limitation, the Series Interest Rate shall be equal to the Series Interest Rate Limitation. If the Auction Agent has not received Sufficient Bids (other than because all of the Outstanding 2000 Notes are subject to Submitted Hold Orders), the Series Interest Rate will be the lesser of the Maximum Auction Rate and the Net Loan Rate. In any of the cases described above, Submitted Orders will be accepted or rejected and the Auction Agent will take such other action as described below in subparagraph (ii).

                                    (i) if Sufficient  Bids have been made
         and the Net Loan Rate is equal to or greater than the Bid
         Auction Rate (in which case the Series Interest Rate shall be the Bid Auction Rate), all Submitted Sell Orders shall be accepted and subject to the provisions of paragraphs (iv) and (v) of this Section 2.5.l(d), Submitted Bids shall be accepted or rejected as follows in the following order of priority, and all other Submitted Bids shall be rejected:

                                    (A) Existing Note Owners' Submitted Bids
         specifying any rate that is higher than the Series Interest Rate shall be accepted, thus requiring each such Existing Note
         Owner to sell the aggregate principal amount of 2000 Notes subject to such Submitted Bids;

                                    (B) Existing Note Owners' Submitted Bids
         specifying any rate that is lower than the Series Interest
         Rate shall be rejected, thus entitling each such Existing Note
         Owner to continue to own the aggregate principal amount of 2000 Notes subject to such Submitted Bids;

                                    (C) Potential Note Owners' Submitted Bids
         specifying any rate that is lower than the Series Interest Rate shall be accepted;

                                    (D) Each  Existing  Note  Owners'
         Submitted  Bid  specifying  a rate that is equal to the Series
         Interest Rate shall be rejected, thus entitling such Existing Note Owner to continue to own the aggregate principal amount of 2000 Notes subject to such Submitted Bid, unless the aggregate principal amount of Outstanding 2000 Notes subject to all such Submitted Bids shall be greater than the principal amount of 2000 Notes of the applicable Series (the "remaining principal amount") equal to the excess of the Available 2000 Notes of such Series over the aggregate principal amount of 2000 Notes of such Series subject to Submitted Bids described in clauses (B) and (C) of this Section 2.5.1(d) (i), in which event such Submitted Bid of such Existing Note Owner shall be rejected in part, and such Existing Note Owner shall be entitled to continue to own the principal amount of 2000 Notes subject to such Submitted Bid, but only in an amount equal to the aggregate principal amount of 2000 Notes of such Series obtained by multiplying the remaining principal amount by a fraction, the numerator of which shall be the principal amount of Outstanding 2000 Notes of such Series owned by such Existing Note Owner subject to such Submitted Bid and the denominator of which shall be the sum of the principal amount of Outstanding 2000 Notes of such Series subject to such Submitted Bids made by all such Existing Note Owners that specified a rate equal to the Series Interest Rate; and

                                    (E) Each potential Note Owner's Submitted
         Bid specifying a rate that is equal to the Series Interest Rate shall be accepted, but only in an amount equal to the principal amount of 2000 Notes of the applicable Series obtained by multiplying the excess of the aggregate principal amount of Available 2000 Notes of such Series over the aggregate principal amount of 2000 Notes of such Series subject to Submitted Bids described in clauses
         (B), (C) and (D) of this Section 2.5.1 (d) (i) by a fraction the numerator of which shall be the aggregate principal amount of Outstanding 2000 Notes of such Series subject to such Submitted Bid and the denominator of which shall be the sum of the principal amount of Outstanding 2000 Notes of such Series subject to Submitted Bids made by all such potential Note Owners that specified a rate equal to the Series Interest Rate.

                                    (ii) If  Sufficient  Bids have not
         been made (other than  because  all of the  Outstanding  2000
         Notes of the applicable Series are subject to submitted Hold Orders), or if the Net Loan Rate is less than the Bid Auction Rate (in which case the Series Interest Rate shall be the Net Loan Rate) or if the Series Interest Rate Limitation applies subject to the provisions of
         Section 2.5.1 (d)(iv) hereof, Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

                                    (A) Existing  Note Owners'  Submitted
         Bids specifying any rate that is equal to or lower than the Series Interest Rate shall be rejected, thus entitling such Existing Note Owners to continue to own the aggregate principal amount of 2000 Notes subject to such Submitted Bids;

                                    (B) Potential Note Owners' Submitted Bids
         specifying (1) any rate that is equal to or lower than the Series Interest Rate shall be accepted and (2) any rate that is higher than the Series Interest Rate shall be rejected; and

                                    (C) each Existing Note Owner's Submitted Bid
         specifying any rate that is higher than the Series Interest Rate and the Submitted Sell Order of each Existing Note Owner shall be accepted, thus entitling each Existing Note Owner that submitted any such Submitted Bid or Submitted Sell Order to sell the 2000 Notes subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the aggregate principal amount of 2000 Notes of the applicable Series obtained by multiplying the aggregate principal amount of 2000 Notes subject to Submitted Bids described in clause (B) of this Section 2.5.1 (d) (ii) by a fraction the numerator of which shall be the aggregate principal amount of Outstanding 2000 Notes of such Series owned by such Existing Note Owner subject to such submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate principal amount of Outstanding 2000 Notes of such Series subject to all such Submitted Bids and Submitted Sell Orders.

                                     (iii)    If all Outstanding 2000 Notes
          of such Series are subject to Submitted Hold Orders all Submitted Bids shall be rejected.

                                    (iv) If,  as a result of the  procedures
         described in paragraph (i) or (ii) of this Section 2.5.l(d), any Existing Note Owner would be entitled or required to sell, or any potential Note Owner would be entitled or required to purchase, a principal amount of 2000 Notes of the applicable Series that is not equal to an Authorized Denomination, the Auction Agent shall, in such manner as in its sole discretion it shall determine, round up or down the principal amount of 2000 Notes to be purchased or sold by any Existing Note Owner or potential Note Owner so that the principal amount of 2000 Notes purchased or sold by each Existing Note Owner or potential Note Owner shall be equal to an Authorized Denomination or an integral multiple of $50,000 in excess thereof.

                                    (v) If, as a result of the  procedures
         described in paragraph (ii) of this Section 2.5.1 (d), any potential Note Owner would be entitled or required to purchase less than an Authorized Denomination of 2000 Notes of the applicable Series, the Auction Agent shall, in such manner as in its sole discretion it shall determine, allocate 2000 Notes of such Series for purchase among potential Note Owners so that only 2000 Notes in Authorized Denominations or integral multiples of $50,000 in excess thereof are purchased by any potential Note Owner, even if such allocation results in one or more of such potential Note Owners not purchasing an 2000 Notes.

                           (e) Based on the result of each  Auction,  the
Auction Agent shall determine the aggregate principal amount of 2000 Notes of the applicable Series to be purchased and the aggregate principal amount of 2000 Notes of the applicable Series to be sold by potential Note Owners and Existing Note Owners on whose behalf each Broker-Dealer submitted Bids or Sell Orders and, with respect to each Broker-Dealer, to the extent that such aggregate principal amount of 2000 Notes to be sold differs from such aggregate principal amount of 2000 Notes to be purchased, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, 2000 Notes.

                           (f) Any  calculation  by the Auction Agent, or the
Trustee, as applicable, of the Series Interest Rate, One-Month LIBOR, Three-Month LIBOR, the Maximum Auction Rate, the All Hold Rate, the Net Loan Rate and the Non-Payment Rate shall, in the absence of manifest error, be binding on all other parties.

                           (g)  PAYMENT  DEFAULTS.  The Trustee  shall determine
not later than 2:00 p.m., eastern time, on the Business Day next succeeding a
Note Interest Payment Date, whether a Payment Default has occurred. If a Payment Default has occurred, the Trustee shall, not later than 2:15 p.m., eastern time, on such Business Day, send a notice thereof in substantially the form of Exhibit B attached hereto to the Auction Agent, by telecopy or similar means and, if such Payment Default is cured, the Trustee shall immediately send a notice in substantially the form of Exhibit C attached hereto to the Auction Agent by telecopy or similar means.

                  SECTION 2.5.2. CALCULATION OF MAXIMUM AUCTION RATE, ALL HOLD RATE, NET LOAN RATE, ONE-MONTH LIBOR, THREE-MONTH LIBOR AND NON-PAYMENT RATE. The Issuer shall calculate the Net Loan Rate and inform the Auction Agent thereof in writing no later than the Business Day preceding each Auction Date. The Auction Agent shall calculate the Net Loan Rate, the Maximum Auction Rate, the All Hold Rate and One-Month LIBOR or Three-Month LIBOR, as the case may be, on each Auction Date and shall notify the Trustee and the Issuer and the Broker-Dealers of the Net Loan Rate, the Maximum Auction Rate, the All Hold Rate and One-Month LIBOR or Three-Month LIBOR, as the case may be, as provided in the Auction Agency Agreement. If the ownership of the 2000 Notes is no longer maintained in Book-Entry Form by the Securities Depository, the Trustee shall calculate the Maximum Auction Rate and the Issuer will report to the Trustee in writing the Net Loan Rate on the Business Day immediately preceding the first day of each Series Interest Period commencing after the delivery of certificates representing the 2000 Notes pursuant to Section 2.15 of the Trust Agreement. If a Payment Default shall have occurred, the Trustee shall calculate the Non-Payment Rate on the Series Rate Determination Date for (i) each Series Interest Period commencing after the occurrence and during the continuance of such Payment Default and (ii) any Series Interest Period commencing less than two Business Days after the cure of any Payment Default. The Auction Agent shall determine One-Month LIBOR or Three-Month LIBOR, as applicable, for each Series Interest Period other than the Series Initial Interest Period; provided, that if the ownership of the 2000 Notes is no longer maintained in Book-Entry Form, or if a Payment Default has occurred, then the Trustee shall determine One-Month LIBOR or Three-Month LIBOR, as applicable, for each such Series Interest Period. The determination by the Trustee or the Auction Agent, as the case may be, of One-Month LIBOR or Three-Month LIBOR, as applicable, shall (in the absence of manifest error) be final and binding upon all parties. If calculated or determined by the Auction Agent, the Auction Agent shall promptly advise the Trustee and the Issuer of One-Month LIBOR or Three-Month LIBOR, as applicable.

                  SECTION 2.5.3. NOTIFICATION OF RATES, AMOUNTS AND NOTE INTEREST PAYMENT DATES.


                           (a) Certain notices are to be given as described
below.

                           (b) Promptly after the Closing Date and after the
beginning of each subsequent Series Interest Period, and in any event at least 10 days prior to any Series Payment Date, as the case may be, the Trustee shall confirm with the Auction Agent, so long as no Payment Default has occurred and is continuing and the ownership of the 2000 Notes is maintained in Book-Entry Form by the Securities Depository, (1) the date of such next Note Interest Payment Date and (2) the amount payable to the Auction Agent on the Auction Date.

                           If any day scheduled to be a Series Payment Date
shall be changed after the Trustee shall have given the notice or confirmation referred to in the preceding sentence, the Trustee shall not later than 9:15 a.m., eastern time, on the Business Day next preceding the earlier of the new Series Payment Date or the old Series Payment Date, by such means as the Trustee deems practicable, give notice of such change to the Auction Agent so long as no

Payment DEFAULT has occurred and is continuing and the ownership of the 2000 Notes is maintained in Book-Entry Form by the Securities Depository.

                   SECTION 2.5.4. AUCTION AGENT.


                           (a) Bankers Trust Company is hereby  appointed as
Initial Auction Agent to serve as agent for the Issuer in connection with Auctions. The Trustee and the Issuer will, and the Trustee is hereby directed to, enter into the initial Auction Agency Agreement with Bankers Trust Company, as the initial Auction Agent. Any substitute Auction Agent shall be (i) a bank, national banking association or trust company duly organized under the laws of the United States of America or any state or territory thereof having its principal place of business in the Borough of Manhattan, New York or such other location as approved by the Trustee and the Market Agent in writing and having a combined capital stock or surplus of at least $50,000,000, or (ii) a member of the National Association of Securities Dealers, Inc. having a capitalization of at least $50,000,000, and in either case, authorized by law to perform all the duties imposed upon it hereunder and under the Auction Agency Agreement. The Auction Agent may at any time resign and be discharged of the duties and obligations created by this Fourth Terms Supplement by giving at least 90 days' notice to the Trustee, the Issuer, and the Market Agents. The Auction Agent may be removed at any time by the Trustee upon the written direction of the Note Owners of 66-2/3% of the aggregate principal amount of the 2000 Notes (and any subsequently issued Series of Notes, but in no event less than 66-2/3% of the aggregate principal amount of any Senior Notes) then outstanding, by an instrument signed by such Note Owners or their attorneys and filed with the Auction Agent, the Issuer, the applicable Market Agent and the Trustee upon at least 90 days, notice. The Auction Agent may be removed by the Issuer in its sole discretion at any time. Neither resignation nor removal of the Auction Agent pursuant to the preceding three sentences shall be effective until and unless a substitute Auction Agent who is reasonably acceptable to the Trustee has been appointed and has accepted such appointment. If required by the Issuer or the applicable Market Agent, with the Trustee's consent, a substitute Auction Agency Agreement shall be entered into with a substitute Auction Agent. Notwithstanding the foregoing, the Auction Agent may terminate the Auction Agency Agreement if, within 25 days after notifying the Trustee, the Issuer, and the applicable Market Agent in writing that it has not received payment of any Auction Agent Fee due it in accordance with the terms of the Auction Agency Agreement, the Auction Agent does not receive such payment.

                           (b) If the Auction  Agent shall  resign or be removed
or be dissolved, or if the property or affairs of the Auction Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, the Trustee, at the direction of the Issuer (after receipt of a certificate from the applicable Market Agent confirming that any proposed substitute Auction Agent meets the requirements described in the immediately preceding paragraph), shall use its best efforts to appoint a substitute Auction Agent.

                           (c) The Auction Agent is acting as agent for the
Issuer in connection with Auctions. In the absence of bad faith or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered or omitted in good faith or for any error of judgment made by it in the performance of its duties under the Auction Agency Agreement. The Auction Agent shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining the pertinent facts.

                           (d) In the event of a change in the Auction Agent Fee
Rate pursuant to of the Auction Agency Agreement, the Auction Agent shall give a Notice of Fee Rate Change to the Trustee and the Issuer in accordance with the Auction Agency Agreement.

                   SECTION 2.5.5. BROKER-DEALERS.

                           (a) The Auction  Agent will enter into a
Broker-Dealer Agreement with Salomon Smith Barney Inc. as the initial Broker-Dealer with respect to the 2000 Series A-10, Series A-11 Series, A-12 and Series B-2 Notes, PaineWebber Incorporated, as the initial Broker-Dealer with respect to the 2000 Series A-13 and Series A-14 Notes and Dain Rauscher Incorporated, as the initial Broker-Dealer with respect to the 2000 Series A-15 Notes. An Authorized Officer of the Issuer may, from time to time, approve one or more additional persons to serve as Broker-Dealers under Broker-Dealer Agreements and shall be responsible for providing such Broker-Dealer Agreements to the Trustee and the Auction Agent; provided, however (i) that while Salomon Smith Barney Inc. is serving as a Broker-Dealer with respect to the 2000 Series A-10, Series A-11, Series A-12 and Series B-2 Notes, Salomon Smith Barney Inc. shall have the right to consent to the approval of any additional Broker-Dealers therefor, (ii) that while PaineWebber Incorporated is serving as a Broker-Dealer with respect to the 2000 Series A-13 and Series A-14 Notes, PaineWebber Incorporated shall have the right to consent to the approval of any additional Broker-Dealers therefor and (iii) that while Dain Rauscher Incorporated is serving as Broker-Dealer with respect to the 2000 Series A-15 Notes, Dain Rauscher Incorporated shall have the right to consent to the approval of any additional Broker-Dealer therefor, which consent in any event will not be unreasonably withheld. The Auction Agent shall have entered into a Broker-Dealer Agreement with each Broker-Dealer prior to the participation of any such Broker-Dealer in any Auction.

                           (b) Any Broker-Dealer may be removed at any time, at
the request of an Authorized Officer of the Issuer, but there shall, at all times, be at least one Broker-Dealer appointed and acting as such.

                   SECTION 2.5.6. CHANGES IN AUCTION PERIOD OR PERIODS.

                           (a) While any of the 2000 Notes are  Outstanding,
the Issuer may, from time to time, convert the length of one or more Auction Periods (an "Auction Period Adjustment") in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the Auction Period and the Series Interest Rate borne by the 2000 Notes. The Issuer shall not initiate an Auction Period Adjustment unless it shall have received the written consent of the Market Agent, which consent shall not be unreasonably withheld, not less than three days nor more than 20 days prior to the effective date of an Auction Period Adjustment. The Issuer shall initiate the Auction Period Adjustment by giving written notice by Issuer Order to the Trustee, the Auction Agent, the Market Agent Fitch S&P and the Securities Depository in substantially the form of, or containing substantially the information contained in, Exhibit D to this Fourth Terms Supplement at least 10 days prior to the Auction Date for such Auction Period.

                           (b) Any such adjusted Auction Period shall not be
less than 7 days nor more than 365 days.

                           (c) An Auction  Period  Adjustment  shall take
effect only if (A) the Trustee and the Auction Agent receive, by 11:00 a.m., eastern time, on the Business Day before the Auction Date for the first such Auction Period, an Issuer's Certificate in substantially the form attached as, or containing substantially the same information contained in, Exhibit E to this Fourth Terms Supplement, authorizing the Auction Period Adjustment specified in such certificate along with a copy of the written consent of the Market Agent described above in subparagraph (a) above and (B) Sufficient Bids exist as of the Auction on the Auction Date for such first Auction Period. If the condition referred to in (A) above is not met, the Series Interest Rate for the next Auction Period shall be determined pursuant to the above provisions of this
Section 2.5 and the Auction Period shall be the Auction Period determined without reference to the proposed change. If the condition referred to in (A) is met but the condition referred to in (B) above is not met, the Series Interest Rate for the next Auction Period shall be the lesser of the Maximum Auction Rate and the Net Loan Rate and the Auction Period shall be the Auction Period determined without reference to the proposed change.

                  In connection with any Auction Period Adjustment, the Auction Agent shall provide such further notice to such parties as is specified in
Section 2.5 of the Auction Agency Agreement.

                  SECTION 2.5.7. CHANGES IN THE AUCTION DATE. The Market Agent, with the written consent of an Authorized Officer of the Issuer, may specify an earlier Auction Date (but in no event more than five Business Days earlier) than the Auction Date that would otherwise be determined in accordance with the definition of "Auction Date" in Section 1.1 of this Fourth Terms Supplement with respect to one or more specified Auction Periods in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an Auction Date and the Series Interest Rate borne on the 2000 Notes. The Market Agent shall deliver a written request for consent to such change in the Auction Date to the Issuer not less than three days nor more than 20 days prior to the effective date of such change together with a certificate demonstrating the need for change in reliance on such factors. The Market Agent shall provide notice of its determination to specify an earlier Auction Date for one or more Auction Periods by means of a written notice delivered at least 10 days prior to the proposed changed Auction Date to the Trustee, the Auction Agent, the Issuer and the Securities Depository. Such notice shall be substantially in the form of, or contain substantially the information contained in, Exhibit F to this Fourth Terms Supplement.

                  In connection with any change described in this Section 2.5.7, the Auction Agent shall provide such further notice to such parties as is specified in Section 2.5 of the Auction Agency Agreement.

                  SECTION 2.6. ADDITIONAL PROVISIONS REGARDING THE SERIES INTEREST RATES ON THE 2000 NOTES. The determination of a Series Interest Rate by the Auction Agent or any other Person pursuant to the provisions of the applicable Section of this Article II shall be conclusive and binding on the Note Owners of the Series of 2000 Notes to which such Series Interest Rate applies, and the Issuer and the Trustee may rely thereon for all purposes.

                  In no event shall the cumulative amount of interest paid or payable on a Series of 2000 Notes (including interest calculated as provided herein, plus any other amounts that constitute interest on the 2000 Notes of such Series under applicable law which are contracted for, charged, reserved, taken or received pursuant to the 2000 Notes of such Series or related documents) calculated from the date of issuance of the 2000 Notes of such Series through any subsequent day during the term of the 2000 Notes of such Series or otherwise prior to payment in full of the 2000 Notes of such Series exceed the amount permitted by applicable law. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the 2000 Notes of such Series or related documents or otherwise contracted for, charged, reserved, taken or received in connection with the 2000 Notes of such Series, or if the acceleration of the maturity of the 2000 Notes of such Series results in payment to or receipt by the Note Owner, or any former Note Owner of the 2000 Notes of such Series of any interest in excess of that permitted by applicable law, then, notwithstanding any provision of the 2000 Notes of such Series or related documents to the contrary, all excess amounts theretofore paid or received with respect to the 2000 Notes of such Series shall be credited on the principal balance of the 2000 Notes of such Series (or, if the 2000 Notes of such Series have been paid or would thereby be paid in full, refunded by the recipient thereof), and the provisions of the 2000 Notes of such Series and related documents shall automatically and immediately be deemed paid and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for under the 2000 Notes of such Series and under the related documents.

                  SECTION 2.7. QUALIFICATIONS OF MARKET AGENT. The Market Agent shall be a member of the National Association of Securities Dealers, Inc., have a capitalization of at least $50,000,000 and be authorized by law to perform all the duties imposed upon it by this Fourth Terms Supplement. The Market Agent may resign and be discharged of the duties and obligation created by this Fourth Terms Supplement by giving at least 30 days' notice to the Issuer and the Trustee, provided that such resignation shall not be effective until the appointment of a successor market agent by the Issuer and the acceptance of such appointment by such successor market agent. The Market Agent may be replaced at the direction of the Issuer by an instrument signed by an Authorized Officer of the Issuer, filed with the Market Agent and the Trustee at least 30 days before the effective date of such replacement, provided that such replacement shall not be effective until the appointment of a successor Market Agent by the Issuer and the acceptance of such appointment by such successor Market Agent.

                  In the event that the Market Agent shall be removed or be dissolved, or if the property or affairs of the Market Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, and there is no Market Agent and the Issuer shall not have appointed its successor as Market Agent, the Trustee, notwithstanding the provisions of the first paragraph of this Section, shall be deemed to be the Market Agent for all purposes of this Fourth Terms Supplement until the appointment by the Issuer of the successor Market Agent. Nothing in this Section shall be construed as conferring on the Trustee additional duties other than as set forth herein.

                                  ARTICLE III.

                                  DISTRIBUTIONS

                   SECTION 3.1. DISTRIBUTIONS OF INTEREST AND PRINCIPAL. The Trustee shall make distributions from and to the several Trust Accounts in the manner provided for in the Trust Agreement.

                  On the first Business Day of each calendar quarter after December 1, 2003 ( or such later date to which the Recycling Period is extended upon receipt of a Rating Confirmation), the Issuer shall determine the amounts on deposit in the Revenue Account and the Loan Account which will be available for distribution after payment, in the following order of priority, of (a) the amounts required to be paid in Section 5.3(B)(FIRST) through (EIGHTH) of the Trust Agreement, (b) the amounts and in the order required to be paid in Section
3.1 of the First Terms Supplement with respect to the Senior Notes and thereafter (c) the amounts and in the order required to be paid in Section 3.1 of the Second Terms Supplement with respect to the Senior Notes and thereafter
(d) the amounts and in the order required to be paid in Section 3.1 of the Third Supplement with respect to the Senior Notes, and (e) shall apply such remaining amounts as follows and in the following order of priority (subject to any Supplemental Trust Agreement with respect to Additional Notes providing for a priority for such Additional Notes):



                           (i) to pay principal on 2000 Series A-10 Notes, in
                  integral multiples of $50,000;

                           (ii) to pay principal on 2000 Series A-11 Notes, in
                  integral multiples of $50,000;

                           (iii) to pay principal on 2000 Series A-12 Notes, in
                  integral multiples of $50,000;

                           (iv) to pay principal on 2000 Series A-13 Notes, in
                  integral multiples of $50,000;

                           (v) to pay principal on 2000 Series A-14 Notes, in
                  integral multiples of $50,000;

                           (vi) to pay principal on 2000 Series A-15 Notes, in
                  integral multiples of $50,000;

                           (vii) to pay principal on 1998 Senior Subordinate
                  Notes Series B, in integral multiples of $50,000; and

                           (viii) to pay principal on Series B-2 Notes, in
                  integral multiples of $50,000.

The Issuer shall notify the Trustee (not later than 30 days, or such lesser period as the Trustee shall determine to be acceptable, prior to the applicable Series Payment Date) of the amount that will be applied to the payment of principal of each Series of Notes and the Series Payment Dates occurring during such calendar quarter on which such principal shall be paid.

                  SECTION 3.2. SELECTION OF NOTES TO RECEIVE PAYMENTS OF PRINCIPAL. With respect to the Series of Notes entitled to receive payments of principal, the specific Notes of such Series that will receive payments of principal on each applicable Note Interest Payment Date will be selected no later than 15 days prior to the related Series Payment Date by the Securities Depository, pursuant to the Note Depository Agreement entered into with respect to the 2000 Notes, by lot in such manner as the Securities Depository in its discretion may determine and which may provide for the selection for payment of principal in minimum denominations of $50,000, and integral multiples in excess thereof.

                  Notice of the specific Notes to receive payments of principal is to be given by the Trustee by first-class mail, postage prepaid, mailed not less than 15 days but no more than 30 days before the applicable Note Interest Payment Date at the address of the applicable Note Owner appearing on the registration books. Any defect in or failure to give such mailed notice shall not affect the validity of proceedings for the payment of any other Notes not affected by such failure or defect. All notices of payment are to state: (i) the applicable Series Payment Date, (ii) the amount of principal to be paid, and
(iii) the specific Notes of such Series to be paid.

                  The Trustee shall notify in writing, substantially in the form of Exhibit D to the Auction Agency Agreement, the Auction Agent when any notice of principal payment of Notes is sent to the Securities Depository not later than 11:00 a.m., on the date such notice is sent.

                                   ARTICLE IV.

                                  MISCELLANEOUS

                  SECTION 4.1. AUTHORITY FOR THIS FOURTH TERMS SUPPLEMENT. This Fourth Terms Supplement is adopted pursuant to the provisions of the Trust Agreement.

                  SECTION 4.2. COUNTERPARTS. This Fourth Terms Supplement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

                  SECTION 4.3. FOURTH TERMS SUPPLEMENT CONSTITUTES A SECURITY AGREEMENT. This Fourth Terms Supplement constitutes a security agreement for the purposes of the Uniform Commercial Code.

                  SECTION 4.4. GOVERNING LAW. This Fourth Terms Supplement shall be governed by and construed in accordance with the laws of the State of Indiana.

                  SECTION 4.5. REPORTS TO RATING AGENCIES. Section 6.13(B)(i) of the Trust Agreement is hereby amended and replaced in its entirety to read as follows: "any investment to be made pursuant to 6, 7 or 8 of Investment Securities."

                  SECTION 4.6. RATIFICATION OF TRUST AGREEMENT. As supplemented by this Fourth Terms Supplement, the Trust Agreement is in all respects ratified and confirmed, and the

Trust Agreement as so supplemented by this Fourth Terms Supplement shall be read, taken and construed as one and the same instrument. Each addition to and amendment of the Trust Agreement contained herein is solely for purposes of the 2000 Notes, and shall have no effect on any other Series of Notes issued pursuant to the Trust Agreement. If any term of this Fourth Terms Supplement conflicts with any term of the Trust Agreement, this Fourth Terms Supplement shall control for purposes of the 2000 Notes.

                  SECTION 4.7. RECYCLING Period. Absent receipt of Rating Confirmations permitting otherwise, during the recycling period, which ends December 1, 2003, amounts representing the proceeds of the 1998 Notes the 1999-I Notes or the 2000 Notes shall only be applied to the financing of Eligible Loans with the following characteristics:

                                    (1) the percentage of recycled Loans that
                  are consolidation Loans shall not exceed 15%;

                                    (2) the percentage of recycled Loans that
                  are made to students of two-year schools or proprietary schools shall not exceed 10%;

                                    (3) the percentage of recycled Loans that
                  are unsubsidized Stafford loans not in repayment status shall not exceed 10%; and

                                    (4) the provisions of Section 6.7(B)(4)(i)
                  of the Trust Agreement notwithstanding, such proceeds may be applied to the financing of Loans originated after July 1,1998, provided that the percentage of recycled Loans that are originated after July 1, 1998 shall not exceed 40% of all such recycled Loans.

                  IN WITNESS WHEREOF, the parties hereto have caused this Fourth Terms Supplement to be duly executed as of the day and year first above written.


                                    EMT CORP.

                                    By: /s/ Garrett A. Varner
                                        --------------------------------
                                    Name:  Garrett A. Varner
                                    Title: Treasurer



                                    BANK ONE TRUST COMPANY, N.A., not in its individual capacity but solely as Trustee,

                                    By:/s/ Terri Hawkins
                                       ---------------------------
                                    Name: Terri Hawkins
                                    Title: Assistant Vice President

                                    EXHIBIT A

                              [FORM OF 2000 NOTES)

                                    EMT CORP.
                  STUDENT LOAN ASSET-BACKED AUCTION RATE NOTES

                            [2000 SENIOR SERIES A-__]
                                        -
                      [2000 SENIOR SUBORDINATE SERIES B-2]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WHICH PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR TO AN INSTITUTIONAL "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D PROMULGATED UNDER THE ACT, OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT.

THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL
AGENCY.

NO A-_-_[B-2-___]


                    FINAL
                  MATURITY           DATED         INTEREST
    SERIES          DATE              DATE           RATE              CUSIP
    ------          ----              ----           ----              -----
                  December 1,    April 13, 2000   Auction rate as
                  2030                            herein provided


REGISTERED NOTE OWNER:              CEDE & CO.
                      ---------------------------------------------------


PRINCIPAL AMOUNT: -------------------------------------------------------

                  EMT Corp., an Indiana corporation (the "Issuer"), for value received, promises to pay, from the sources herein described, to the registered Note Owner identified above, or registered assigns, upon presentation and surrender hereof at the designated Trust Office of Bank One Trust Company, N.A., as Trustee, or at the designated office of any successor, the Principal Amount identified above on the Final Maturity Date identified above, and to pay to the registered Note Owner hereof, interest and principal hereon in lawful money of the United States of America at the Series Interest Rate on the dates as provided herein. Unless otherwise defined in this 2000 Note, capitalized terms used in this 2000 Note shall have the respective meanings given to such terms in the Trust Agreement dated as of May 15, 1998, as amended and supplemented to April 1, 2000, including by the Fourth Terms Supplement dated as of April 1, 2000, (the "Fourth Terms Supplement" and, together, the "Trust Agreement") between the Issuer and such Trustee.

                  This 2000 Note is one of a duly authorized issue of notes of the Issuer designated as "EMT Corp. Student Loan Asset-Backed Auction Rate Notes, [2000 Senior Series A- ]" or [2000 Senior Subordinate Series B-2] (herein referred to by specific Series as the "2000 Series Notes" and collectively with certain other Notes issued simultaneously therewith, as the "2000 Notes"), in the aggregate principal amount of $ __________________issued under the Trust Agreement. The 2000 Notes are issued to finance the acquisition of Loans and to make certain deposits to the Trust Accounts.

                  The Trust Agreement provides for the issuance, from time to time, under the conditions, limitations and restrictions set forth therein, of additional notes, for the purpose of providing additional funds for the financing of Loans (said additional notes, together with 2000 Notes, being collectively referred to herein as the "Notes").

                  The Notes are secured under the Trust Agreement which, together with certain other documents, assigns to the Trustee for the benefit of the Note Owners (and certain others, as their interest may appear) all the rights and remedies of the Issuer under certain Loans and rights under various contracts providing for the issuance, guarantee and servicing of such Loans. Reference is hereby made to the Trust Agreement for the provisions, among others, with respect to the custody and application of the proceeds of the Notes, definitions of certain capitalized terms used in this 2000 Note, the nature and the extent of the liens and security of the Trust Agreement, the collection and disposition of revenues, the funds charged with and pledged to the payment of the principal of and the interest on the Notes, the terms and conditions under which additional Notes may be issued, the rights duties and immunities of the Trustee, the rights of the registered owners of the Notes and the rights and obligations of the Issuer. By the acceptance of this 2000 Note, the registered owner hereof assents to all of the provisions of the Trust Agreement.

                  The unpaid principal amount hereof from time to time outstanding shall bear interest at a Series Interest Rate, as described below, payable on each applicable Series Payment Date to the extent of interest accrued on the principal then outstanding, such interest to accrue from the later of the date hereof or the date through which interest has been paid or duly provided for. Interest at a Series Interest Rate established pursuant to the Fourth Terms Supplement shall be computed for the actual number of days elapsed on the basis of a year consisting of 365/366 days, as applicable.

                   During the Series Initial Period, this 2000 Note shall bear interest at the Series Initial Rate for the 2000 Notes of this Series. Thereafter until an Auction Period Adjustment, if any, this 2000 Note shall bear interest at a Series Interest Rate based on an Auction Period that shall, until adjusted pursuant to the Fourth Terms Supplement, consist of _ days, all as determined in the Fourth Terms Supplement.

                   The Series Interest Rate to be borne by this 2000 Note after the Series Initial Period for each Auction Period, if any, or, an Auction Period Adjustment, if any, shall be the lesser of (i) the Net Loan Rate in effect for such Auction Period and (ii) the Auction Rate determined in accordance with the applicable provisions of the Fourth Terms Supplement.

                   In no event shall the Series Interest Rate on this 2000 Note exceed 17.0% per annum.

                   The Series Interest Period, including, without limitation, an Auction Period, the applicable Series Interest Rate, the method of determining the applicable Series Interest Rate on each of the 2000 Notes and the Auction Procedures related thereto, including, without limitation, required notices thereof to the Note Owners or Existing Note Owners of the 2000 Notes, an Auction Period Adjustment, a change in the Auction Date and the Note Interest Payment Dates will be determined in accordance with the terms, conditions and provisions of the Fourth Terms Supplement and the Auction Agency Agreement, to which terms, conditions and provisions specific reference is hereby made, and all of which terms, conditions and provisions are hereby specifically incorporated herein by reference.

                   If the Auction Rate for the 2000 Notes is greater than the Net Loan Rate, then the Series Interest Rate applicable to the 2000 Notes for that Series Interest Period will be the Net Loan Rate. If the Series Interest Rate applicable to the 2000 Notes for any Series Interest Period is the Net Loan Rate, the Trustee shall determine the Note Owners' Auction Rate Interest Carryover, if any, with respect to the 2000 Notes for such Series Interest Period. Such Note Owners' Auction Rate Interest Carryover shall bear interest calculated at a rate equal to One-Month LIBOR from the Note Interest Payment Date for each Series Interest Period with respect to which such Note Owners' Auction Rate Interest Carryover was calculated until paid. For purposes of this 2000 Note, any reference to "principal" or "interest" herein shall not include within the meaning of such words Note Owners' Auction Rate Interest Carryover or any interest accrued on any such Note Owners' Auction Rate Interest Carryover. Such Note Owners' Auction Rate Interest Carryover shall be separately calculated for each 2000 Note by the Trustee during such Series Interest Period in sufficient time for the Trustee to give notice to each Note Owner of such Note Owners' Auction Rate Interest Carryover as required in the next succeeding sentence. On the Note Interest Payment Date for a Series Interest Period with respect to which such Note Owners' Auction Rate Interest Carryover has been calculated by the Trustee, the Trustee shall give written notice to each Note Owner of the Note Owners' Auction Rate Interest Carryover applicable to such Note Owner's 2000 Note, which written notice may accompany the payment of interest by check made to each such Note Owner on such Note Interest Payment Date or otherwise shall be mailed on such Note Interest Payment Date by first class mail, postage prepaid, to each such Note Owner at such Note Owner's address as it appears on the registration books maintained by the Registrar. Such notice shall state, in addition to such Note Owners' Auction Rate Interest Carryover, that, unless and until a 2000 Note has been paid in full or has been deemed no longer outstanding under the Fourth Terms Supplement (after which no Note Owners' Auction Rate Interest Carryover (and all accrued interest thereon) shall be paid with respect to a 2000 Note), (i) the Note Owners' Auction Rate Interest Carryover (and interest accrued thereon calculated on the basis of One-Month LIBOR) shall be paid by the Trustee on a 2000 Note on the first occurring Note Interest Payment Date for a subsequent Series Interest Period if and to the extent that (1) during such Series Interest Period no additional Note Owners' Auction Rate Interest Carryover is accruing on the 2000 Notes and (2) moneys are available on such Note Interest Payment Date pursuant to the terms of the Trust Agreement in an amount sufficient to pay all or a portion of such Note Owners' Auction Rate Interest Carryover and (ii) interest shall accrue on the Note Owners' Auction Rate Interest Carryover at a rate equal to One-Month LIBOR until such Note Owners' Auction Rate Interest Carryover is paid in full or is cancelled.

                   The Note Owners' Auction Rate Interest Carryover for the 2000 Notes shall be paid by the Trustee on Outstanding 2000 Notes on the first occurring Series Payment Date for a subsequent Series Interest Period if and to the extent that (i) during such Series Interest Period no additional Note Owners' Auction Rate Interest Carryover is accruing on the 2000 Notes and (ii) on such Series Payment Date there are sufficient moneys available pursuant to the terms of the Fourth Terms Supplement to pay all or a portion of the Note Owners' Auction Rate Interest Carryover due on the 2000 Notes on such Series Payment Date. Any Note Owners' Auction Rate Interest Carryover (and any interest accrued thereon) on any 2000 Note which is due and payable on any Series Payment Date on which such 2000 Note is deemed no longer Outstanding under the Trust Agreement on said Series Payment Date shall be paid to the Note Owner thereof on the next Series Payment Date to the extent that moneys are available therefor in accordance with the Trust Agreement; provided, however, that any Note Owners' Auction Rate Interest Carryover (and any interest accrued thereon) which is not yet due and payable on said Series Payment Date shall be cancelled with respect to said 2000 Note that is to be deemed no longer Outstanding under the Trust Agreement on said Series Payment Date and shall not be paid on any succeeding Series Payment Date. To the extent that any portion of the Note Owners' Auction Rate Interest Carryover remains unpaid after payment of a portion thereof, such unpaid portion of the Note Owners' Auction Rate Interest Carryover shall be paid in whole or in part until fully paid by the Trustee on the next occurring Series Payment Date or Dates, as necessary, for a subsequent Series Interest Period or Periods, if and to the extent that the conditions in the immediately preceding sentence are satisfied.

                   The Series Payment Date in such subsequent Series Interest Period on which such Note Owners' Auction Rate Interest Carryover for the 2000 Notes shall be paid shall be determined by the Trustee in accordance with the provisions of the immediately preceding paragraph, and the Trustee shall make payment of the Note Owners' Auction Rate Interest Carryover in the same manner as, and from the same account from which, it pays interest on the 2000 Notes on a Series Payment Date as provided for in the Trust Agreement.

                   The principal of and interest on the 2000 Notes and Note Owners' Auction Rate Interest Carryover on the 2000 Notes (and interest accrued thereon), if any, are special limited obligations of the Issuer payable solely from certain revenues derived by the Issuer from certain assets of the Issuer, including certain notes evidencing Loans.

                  Distributions of principal will made on each Series Payment Date to the respective Series of Notes in the manner described in the Trust Agreement. The Notes are subject to redemption, in whole or in part, at the option of the Issuer, on the applicable Series Payment Date at a price of par plus accrued interest, upon not less than ten days prior written notice to the Owners of such Notes.

                  FAILURE TO PAY PRINCIPAL OF OR INTEREST ON A SENIOR SUBORDINATE NOTE, WHEN DUE, SHALL NOT GIVE RISE TO AN EVENT OF DEFAULT IF ALL PAYMENTS OF PRINCIPAL OF AND INTEREST ON OUTSTANDING SENIOR NOTES HAVE BEEN MADE.

                  If an Event of Default as defined in the Trust Agreement occurs, the principal of and interest on all Notes issued under the Trust Agreement may be declared due and payable upon the conditions and in the manner and with the effect provided in the Trust Agreement. The Trust Agreement and the rights and obligations of the Issuer, the Trustee and the Note Owner hereof may be modified or amended in the manner and subject to the conditions set forth in the Trust Agreement.

                  The Note Owner of this 2000 Note shall have no right to enforce the provisions of the Trust Agreement or to institute action to enforce the covenants therein, or to take any action with respect to any Event of Default under the Trust Agreement, or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Trust Agreement.

                  The transfer of this 2000 Note may be registered only upon surrender hereof to the Trustee together with an assignment duly executed by the registered owner or its attorney or legal representative in such form as shall be satisfactory to the Trustee. Upon any such registration of transfer of this 2000 Note and subject to the payment of any fees and charges as provided by the Trust Agreement, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange for this 2000 Note a new 2000 Note or Notes registered in the name of the transferee, in any denomination or denominations authorized by the Trust Agreement, of the same maturity and Series and in an aggregate principal amount equal to the unredeemed principal amount of this 2000 Note and bearing the same interest as this 2000 Note.

                  In any case where the date fixed for the payment of principal of or interest on this 2000 Note shall not be a Business Day, then payment of such principal or interest need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the date fixed for the payment thereof.

                  It is hereby certified, recited and declared that all acts, conditions and things required to have happened, to exist and to have been performed precedent to and in the execution an delivery of the Trust Agreement and issuance of this 2000 Note have happened, do exist and have been performed in due time, form and manner as required by law.

                  This 2000 Note shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Trust Agreement until the certificate of authentication hereon shall have been manually signed by the Trustee.

                  IN WITNESS WHEREOF, the Issuer has caused this 2000 Note to be executed in its name by the manual or facsimile signature of an Authorized Officer and the manual or facsimile signature of its Secretary, and has caused its corporate seal or a facsimile thereof to be hereto affixed.

                                          EMT CORP., as Issuer

                                          By:
                                             ---------------------------------
                                              Garrett A. Varner
                                              Treasurer

  (SEAL)

Attest:



     ----------------------------------------
Name:
Title:

                          CERTIFICATE OF AUTHENTICATION

                  This Note is one of the 2000 Notes designated in and issued under the provisions of the within mentioned Trust Agreement.

Bank One Trust Company, N.A.
Indianapolis, Indiana, as
Trustee


By:
   -------------------------------------
     Authorized Representative


Date of Authentication:


 -----------------------------------

                                   ASSIGNMENT

                  FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto ___________________________, the within Note and irrevocably appoints ________________________, attorney-in-fact, to transfer the within Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:
      -------------------------                 -------------------------------

NOTICE:   The signature to this                  Signature Guaranteed:
assignment must correspond with the
name as it appears upon the face of the         -------------------------------
within Note in every particular, without any alteration whatsoever.

Name and Address:________________________

Tax Identification Number or
Social Security Number(s):_______________________________


                            END OF FORM OF 2000 NOTE

                                    EXHIBIT B

                                    EMT CORP.

                  STUDENT LOAN ASSET-BACKED AUCTION RATE NOTES

                            [2000 SENIOR SERIES A-___]
                                        -
                      [2000 SENIOR SUBORDINATE SERIES B-2]

                            NOTICE OF PAYMENT DEFAULT
                            -------------------------

                  NOTICE IS HEREBY GIVEN that an Event of Default has occurred and is continuing with respect to the Notes identified above. The next Auction for the 2000 Notes will not be held. The Auction Rate for the 2000 Notes for the next succeeding Series Interest Period shall be the Non-Payment Rate.


                                                   ----------------------------
                                                   as Trustee



Dated:                                            By:
                                                     --------------------------
                                                     Name:
                                                     Title:

                                    EXHIBIT C

                                    EMT CORP.

                  STUDENT LOAN ASSET-BACKED AUCTION RATE NOTES

                            [2000 SENIOR SERIES A-__]

                      [2000 SENIOR SUBORDINATE SERIES B-2]
                      ------------------------------------

                        NOTICE OF CURE OF PAYMENT DEFAULT

                  NOTICE IS HEREBY GIVEN that an Event of Default with respect to the Notes identified above has been waived or cured. The next Series Payment Date is and the next Auction Date is ____________________.



                                                 -------------------------------
                                                 as Trustee


Dated:                                           By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                    EXHIBIT D

                                    EMT CORP.

                  STUDENT LOAN ASSET-BACKED AUCTION RATE NOTES

                            [2000 SENIOR SERIES A-__]
                      [2000 SENIOR SUBORDINATE SERIES B-2]

                  NOTICE OF PROPOSED AUCTION PERIOD ADJUSTMENT
                  --------------------------------------------

                  Notice is hereby given that the Issuer proposes to change the length of one or more Auction Periods pursuant to the Fourth Terms Supplement to the Trust Agreement as follows:

                  1. The change shall take effect on the Series Payment Date for the current Auction Period and the date of commencement of the next Auction Period (the "Effective Date").

                  2. The Auction Period Adjustment in Paragraph 1 shall take place only if (A) the Trustee and the Auction Agent receive, by 11:00 a.m., eastern time, on the Business Day before the Auction Date for the Auction Period commencing on the Effective Date, a certificate from the Market Agent, as required by the Fourth Terms Supplement authorizing the change in length of one or more Auction Periods and (B) Sufficient Bids exist on the Auction Date for the Auction Period commencing on the Effective Date.

                  3. If the condition referred to in (A) above is not met, the Auction Rate for the Auction Period commencing on the Effective Date will be determined pursuant to the Auction Procedures and the Auction Period shall be the Auction Period determined without reference to the proposed change. If the condition referred to in (A) is met but the condition referred to in (B) above is not met, the Auction Rate for the Auction Period commencing on the Effective Date shall be the Maximum Auction Rate and the Auction Period shall be the Auction Period determined without reference to the proposed change.

                  4. It is hereby represented, upon advice of the Auction Agent for the Notes described herein, that there were Sufficient Bids for such Notes at the Auction immediately preceding the date of this Notice.

                  5. Terms not defined in this Notice shall have the meanings set forth in the Fourth Terms Supplement entered into in connection with the captioned Notes.

                                         EMT CORP., as Issuer

Dated:                                   By:____________________________________

                                    EXHIBIT E

                                    EMT CORP.

                  STUDENT LOAN ASSET-BACKED AUCTION RATE NOTES

                            [2000 SENIOR SERIES A- ]
                                        -
                      [2000 SENIOR SUBORDINATE SERIES B-2]

                  NOTICE ESTABLISHING AUCTION PERIOD ADJUSTMENT
                  ---------------------------------------------

                  Notice is hereby given that the Issuer hereby establishes new lengths for one or more Auction Periods pursuant to the Fourth Terms Supplement to the Trust Agreement:

                  1. The change shall take effect on __________________, the Series Payment Date for the current Auction Period and the date of commencement of the next Auction Period (the "Effective Date").

                  2. For the Auction Period commencing on the Effective Date, the Note Interest Payment Date shall be _____________________, or the next succeeding Business Day if such date is not a Business Day.

                  3. For Auction Periods occurring after the Auction Period, the
Note Interest Payment Dates shall be [_____________________ (date) and every ___________________ (number) ______________ (day of week) thereafter] [every
____________________ (number) ______________ (day of week) after the date set forth in paragraph 2 above], or the next Business Day if any such day is not a Business Day; provided, however, that the length of subsequent Auction Periods shall be subject to further change hereafter as provided in Section 2.5.7 of the Fourth Terms Supplement.

                  4. The changes described in paragraphs 2 and 3 above shall take place only upon delivery of this Notice and the satisfaction of other conditions set forth in the Fourth Terms Supplement and our prior notice dated ___________________________ regarding the proposed change.

                  5. Terms not defined in this Notice shall have the meanings set forth in the Fourth Terms Supplement relating to the captioned Notes.

                                           EMT CORP.

                                            By:
                                              _____________________________

Dated:                                      By:

                                    EXHIBIT F

                                    EMT CORP.

                  STUDENT LOAN ASSET-BACKED AUCTION RATE NOTES

                            [2000 SENIOR SERIES A-__]

                      [2000 SENIOR SUBORDINATE SERIES B-2]

                        NOTICE OF CHANGE IN AUCTION DATE
                        --------------------------------

                  Notice is hereby given by ________________________, as Market Agent for the captioned Notes, that with respect to the captioned Notes, the Auction Date is hereby changed as follows:

                  1. With respect to the captioned Notes, the definition of "Auction Date" shall be deemed amended by substituting "___________________ (number) Business Day" in the second line thereof.

                  2. This change shall take effect on ______________which shall be the Auction Date for the Auction Period commencing on __________________.

                  3. The Auction Date for the captioned Notes shall be subject to further change hereafter as provided in the Fourth Terms Supplement.

                  4. Terms not defined in this Notice shall have the meanings set forth in the Fourth Terms Supplement relating to the captioned Notes.

                                         ____________________________, as Market
                                         Agent

     Dated:                              By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                       F-1